EXHIBIT NO. 21

                         SUBSIDIARIES OF THE REGISTRANT



Piemonte Foods of Indiana, Inc.
Frankfort, Indiana

Carolina Pizza Products, Inc.
Greenville, South Carolina
(Inactive)

Origena, Inc.
Chicago, Illinois